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                                                                    Exhibit 10.2


                           ADVISORY SERVICES AGREEMENT

     THIS ADVISORY SERVICES AGREEMENT (this "Agreement") is entered into as of December 31, 1996, by and between MBW FOODS INC., a Delaware corporation (the "Company"), and MDC MANAGEMENT COMPANY III, L.P., a California limited partnership ("MDC").

          A. WHEREAS, the Company is a wholly-owned subsidiary of MBW Holdings Inc., a Delaware corporation, which in turn is a wholly-owned subsidiary of MBW Investors LLC, a Delaware limited liability company; and

          B. WHEREAS, contemporaneously with the execution of this Agreement, certain affiliates of MDC will acquire membership interests in MBW Investors LLC; and

          C. WHEREAS, contemporaneously with the execution of this Agreement, the Company will acquire substantially all of the business and assets comprising the Mrs. Butterworth's business (the "Asset Purchase") pursuant to an Asset Purchase Agreement, dated as of December 18, 1996, between Conopco, Inc. and the Company; and

          D. WHEREAS, the execution and delivery of this Agreement is a condition precedent to consummation of the foregoing described transactions.

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereinafter set forth, MDC and the Company hereto agree as follows:

     1. Retention as Advisor. Subject to each of the terms, conditions and provisions of this Agreement, the Company hereby retains MDC to perform, and MDC hereby agrees to perform, those advisory functions set forth in Section 4 of this Agreement.

     2. Term.

          2.1 Subject to the provisions for termination set forth herein, this Agreement shall be effective as of the date hereof and expire on the earlier of
(a) the fifth anniversary of the date hereof and (b) the date that is six months following a sale of substantially all of the equity securities or assets of the Company, MBW Holdings
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Inc. or MBW Investors LLC (the "Term"); provided, however, that this Agreement shall be renewable automatically annually for one-year terms unless MDC receives notice of the termination prior to the renewal date.

          2.2 The Company, by written notice to MDC, authorized by a majority of the directors other than those who are representatives of MDC, may terminate this Agreement for justifiable cause, which shall mean any of the following events: (i) material breach by MDC of any of its obligations hereunder; (ii) misappropriation by MDC of funds or property of the Company or other willful breach in the course of the consultancy; or (iii) gross neglect by MDC in the fulfillment of its obligations hereunder.

          2.3 MDC, by thirty (30) days prior written notice to the Company, may terminate this Agreement at any time.

     3. Compensation.

          3.1 Upon execution and delivery of this Agreement, the Company shall pay to MDC a transaction fee equal to One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) for services rendered in connection with the Asset Purchase.

          3.2 As compensation to MDC for its advisory services to the Company under this Agreement, the Company agrees to pay MDC an annual fee (the "Monitoring Fee") at a rate per annum equal to a percentage of consolidated annual net sales ("Sales") of MBW Investors LLC and its subsidiaries; provided, however, that in no event shall the Monitoring Fee be less than $250,000 per annum; and provided further that if McCown De Leeuw & Co., its affiliates and its Permitted Transferees (as defined in that certain Amended and Restated Limited Liability Company Agreement of MBW Investors LLC (collectively, the "MDC Entities") shall cease to own, directly or indirectly, at least 50% of the voting common equity of the Company (other than as a result of a public offering as contemplated in Section 3.5 below), then the Monitoring Fee shall be fixed for the remaining Term at an amount equal to the Monitoring Fee in effect immediately prior to the event giving rise to the MDC Equities ceasing to own, directly or indirectly, at least 50% of the common equity of the Company. The percentage of Sales shall be as follows:


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      Sales                             Monitoring Fee
      -----                             --------------
$0 to $120,000,000                $250,000

$120,000,000 to $250,000,000      The sum of (i) $250,000 and
                                  (ii) .12821% of Sales above $120,000,000

$250,000,000 to $500,000,000      The sum of (i) $416,667 and (ii) .125% of
                                  Sales above $250,000,000

Above $500,000,000                The sum of (i) $729,167 and (ii) .083% of
                                  Sales above $500,000,000.

          3.3 The Monitoring Fee shall be adjusted annually as of January 1st of each year (beginning as of January 1, 1998) to reflect the sales for the year then ended.

          3.4 In the event that the Company, MBW Holdings Inc. (the Company's parent) or MBW Investors LLC (the parent of MBW Holdings Inc.) or any direct or indirect subsidiary of MBW Investors LLC consummates an acquisition of the stock or assets of another entity (including, without limitation, by way of merger or consolidation), enters into a joint venture with another entity, or effects any similar investment or business combination during the Term (each such transaction being an "Acquisition") the Monitoring Fee shall be increased as of the closing date of such Acquisition to reflect the additional Sales of the entity or business acquired pursuant to such Acquisition. In the event that, during the six-month period following the consummation of an Acquisition, the Company, MBW Holdings Inc. or MBW Investors LLC consummates a sale or divestiture of a material portion of the assets or business acquired pursuant to such Acquisition, the Monitoring Fee shall be decreased as of the closing date of such sale or divestiture to reflect the Sales of the business or division sold or divested.

          3.5 In the event of a sale to the public by the Company, MBW Holdings Inc. or MBW Investors LLC for its own account of shares of capital stock or limited liability company interests pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, the Monitoring Fee shall be subject to reduction by an amount mutually agreed upon by the Company and MDC, with the decrease to reflect the good faith estimate of the underwriter for such public sale of the reduction needed to satisfactorily consummate such public sale.

          3.6 If this Agreement terminates pursuant to clause (b) of Section
2.1,


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the Monitoring Fee payable for the 3-month period immediately preceding the termination date shall be at a rate equal to 50% of the rate which would otherwise be payable absent this Section 3.6.

          3.7 Payment of the Monitoring Fee may, at the election of the Company, be deferred (i) during any period in which a payment event of default exists and is continuing or (ii) during any period, commencing 30 days after a financial condition covenant default has occurred, that such financial condition covenant default is continuing, in either case under the credit agreement or indenture relating to indebtedness for borrowed money incurred by the Company, but the Monitoring Fee shall nonetheless continue to accrue during any period of such deferral.

          3.8 In the event that during the Term the Company, MBW Holdings Inc. or MBW Investors LLC either (i) consummates an Acquisition or (ii) initiates any discussions or negotiations or undertakes a review of a possible Acquisition that is ultimately consummated within one year following termination of the Term, then in either case the Company shall pay to MDC on the closing date of such Acquisition, in consideration of services rendered with respect thereto, a transaction fee (a "Transaction Fee") equal to .65625% of the Acquisition Price. For purposes of this Section 3.8, "Acquisition Price" means the sum of (A) the cash purchase price (including any installment payments), (B) the value of any equity securities issued to the seller in connection with the Acquisition, (C) the face value of any promissory note or other debt instrument issued to the seller in connection with such Acquisition, (D) the amount of any liabilities assumed by the MBW Investors LLC group in connection with such Acquisition (other than ordinary course of business trade payables). In the event the Acquisition Price for a single Acquisition is greater than $250,000,000, MDC and the Company agree to negotiate in good faith as to a reduction in the percentage of that portion of the Acquisition Price exceeding $250,000,000 payable to MDC as part of the Transaction Fee.

          3.9 The Company agrees to pay actual and direct out-of-pocket expenses (including, but not limited to, reasonable fees and disbursements of attorneys, accountants and other professionals and consultants retained by MDC in connection with the services provided hereunder) incurred by MDC and its personnel in performing services hereunder to the Company and its subsidiaries which shall be reimbursed to it by the Company upon MDC's rendering of an invoice statement therefor together with such supporting data as the Company reasonably shall require.

     4. Duties as Advisor.

          MDC's duties as an advisor to the Company under the provisions of this


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Agreement shall include providing services in obtaining equity, debt, lease and acquisition financing, as well as providing other financial, advisory and consulting services for the operation and growth of the Company at any time during the term of this Agreement (the "Services"). Such Services shall be rendered upon the reasonable request of the Company. MDC shall devote as much time as reasonably necessary to the affairs of the Company.

     5. Decisions.

          The Company reserves the right to make all decisions with regard to any matter upon which MDC has rendered its advice and consultation, and there shall be no liability to MDC for any such advice accepted by the Company pursuant to the provisions of this Agreement.

     6. Authority of Advisor.

          MDC shall have authority only to act as a consultant and advisor to the Company. MDC shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company. Nothing contained herein shall be interpreted as restricting, modifying or waiving the rights, privileges or obligations of MDC or any of its affiliates as a shareholder, director or officer of the Company.

     7. Independent Contractor.

          Except as may be expressly provided elsewhere in this Agreement, MDC shall act as an independent contractor and shall have complete charge of its personnel engaged in the performance of the Services.

     8. Books and Records.

          MDC's books and records with respect to the Services ("Books and Records") shall be kept at MDC's office located at 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, California 94025. The Books and Records shall be kept in accordance with recognized accounting principles and practices, consistently applied, and shall be made available for the Company or the Company's representatives' inspection and copying at all times during regular office hours. MDC shall not be required to maintain the Books and Records for more than three (3) years after termination of this Agreement.


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     9. Confidential Information.

          The parties acknowledge that during the course of provision of the Services, the Company may disclose information to MDC or its affiliated companies. MDC shall treat such information as the Company's confidential property and safeguard and keep secret all such information about the Company, including reports and records, customer lists, trade lists, trade practices, and prices pertaining to the Company's business coming to the attention or knowledge of MDC because of any activities conducted by MDC under or pursuant to this Agreement; provided, however, that nothing contained herein shall be construed as prohibiting MDC from disclosing information regarding the Company to its investors and other affiliates as MDC may deem necessary, advisable or convenient.

     10. Notices and Communications.

          10.1 All communications relating to the day-to-day activities necessary to render the Services shall be exchanged between the respective representatives of the Company and MDC, who will be designated by the parties promptly upon commencement of the Services.

          10.2 All other notices, demands, and communications required or permitted hereunder shall be in writing and shall be delivered personally to the respective representatives of the Company and MDC set forth below or shall be mailed by registered mail, postage prepaid, return receipt requested. Notices, demands and communications hereunder shall be effective: (i) if delivered personally, on delivery; or (ii) if mailed, forty-eight (48) hours after deposit thereof in the United States mail addressed to the party to whom such notice, demand, or communication is given. Until changed by written notice, all such notices, demands and communications shall be addressed as follows:

   If to the Company:   MBW Foods Inc.
                        445 Hutchinson Avenue
                        Columbus, Ohio  43235
                        Attn:  Thomas Ferraro


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   If to MDC:           McCown De Leeuw & Co.
                        101 East 52nd Street
                        31st Floor
                        New York, NY  10022
                        Attn:  Charles Ayres

                              and

                        McCown De Leeuw & Co.
                        3000 Sand Hill Road
                        Building 3, Suite 290
                        Menlo Park, California 94025
                        Attn:  Steven A. Zuckerman

   With copies to:      White & Case
                        1155 Avenue of the Americas
                        New York, New York  10036
                        Attn:  Frank L. Schiff, Esq.

     11. Assignments.

          MDC shall not assign this Agreement in whole or in part without the prior written consent of the Company; provided, however, that such consent shall not be unreasonably withheld with respect to assignments to MDC's affiliates or wholly-owned subsidiaries.

          Subject to the foregoing, all the terms and conditions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

     12. Limitation of Liability; Indemnity.

          MDC shall have no liability to the Company on account of any advice which it rendered to the Company provided MDC believed in good faith that such advice was useful or beneficial to the Company at the time it was rendered. The Company will indemnify and hold harmless MDC and its affiliates, and each of their respective directors, officers, partners, principals, employees, agents and representatives, from and against any actual or threatened claims, lawsuits, actions or liabilities (including the fees and expenses of counsel and other litigation costs) of any kind or nature, arising as a result of or in connection with this Agreement and their services, activities and decisions hereunder, except that the Company will not be


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obligated to so indemnify any indemnified party if, and to the extent that, such claims, lawsuits, actions or liabilities against such indemnified party directly result from the gross negligence or willful misconduct of such indemnified party as admitted in any settlement by such indemnified party or held in any final, non-appealable judicial or administrative decision. In connection with such indemnification, the Company will promptly remit or pay to MDC any amounts which MDC certifies to the Company in writing are payable to MDC or other indemnified parties hereunder.

     13. Applicable Law and Severability.

          This document shall, in all respects, be governed by the laws of the State of New York applicable to agreements executed and to be wholly performed within the State of New York. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any contrary present or future statute, law, ordinance or regulation, the latter shall prevail, but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

     14. Further Assurances.

          Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

     15. Attorneys' Fees and Costs.

          The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorneys' fees, costs and disbursements incurred in connection with such proceeding, including but not limited to the reasonable costs of experts, accountants and consultants and all other reasonable costs and services related to the proceeding, including those incurred in any appeal, jointly and severally, from the nonprevailing party or parties.

     16. Time of the Essence.

          Time is of the essence of this Agreement and all the terms, provisions, covenants and conditions hereof.


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     17. Captions.

          The captions appearing at the commencement of the Sections hereof are descriptive only and for convenience and reference. Should there be any conflicts between any such caption and the Section at the head of which it appears, the Section and not such caption shall control and govern in the construction of this document.

     18. Modifications or Amendments.

          No amendment, change or modification of this document shall be valid unless it is in writing and signed by all the parties hereto and expressly states that an amendment, change or modification of this Agreement is intended.

     19. Separate Counterparts.

          This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and be one and the same.

     20. Entire Agreement.

          This Agreement shall constitute the entire understanding and agreement between the parties hereto and shall supersede any and all letters of intent, whether written or oral, pertaining to the subject matter of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the date first appearing above.


                                 MBW FOODS INC.


                                 By: /s/ James B. Ardrey
                                     -------------------------------
                                     Title: Executive Vice President



                                 MDC MANAGEMENT COMPANY III, L.P.,
                                 a California limited partnership


                                 By: /s/ Charles Ayres
                                     -------------------------------
                                     General Partner


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